UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

HF FOODS GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware State or other Jurisdiction of incorporation )	001-38180 (Commission File No.)	81-2717873 (IRS Employer Identification No)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

As previously reported on HF Foods Group Inc.'s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 16, 2025 (the “Prior Form 8-K”), the Board of Directors (the "Board") of the Company appointed Paul McGarry as Interim Chief Financial Officer (principal financial and accounting officer) of the Company, effective October 15, 2025.

On January 27, 2026, Mr. McGarry was appointed Chief Financial Officer (principal financial and accounting officer) of the Company, effective January 27, 2026. Biographical information for Mr. McGarry is set forth in the Prior Form 8-K, and is incorporated herein by reference.

In connection with Mr. McGarry's appointment as Chief Financial Officer, on January 27, 2026, the Board approved an amendment to his offer of employment, dated February 6, 2025, as amended by the October 13, 2025 amendment (the "CFO Letter Agreement"). Pursuant to the CFO Letter Agreement, (i) Mr. McGarry's annual base salary increased to $375,000, (ii) he is eligible for a discretionary annual bonus opportunity in an amount equal to 60% of his annual base salary, and (iii) he is eligible to receive an equity grant under the Company’s 2018 Omnibus Equity Incentive Plan (the “Incentive Plan”), subject to annual approval by the Compensation Committee of the Board, with a target amount of 60% of Mr. McGarry's base salary.

The foregoing summary of the terms of the CFO Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the CFO Letter Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

There are no arrangements or understandings between Mr. McGarry and any other person pursuant to which Mr. McGarry was appointed to serve as Chief Financial Officer of the Company. Mr. McGarry has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions between the Company and Mr. McGarry which would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Compensation Committee Chair

On January 27, 2026, the Board appointed Jeffery Taylor as the new Chair of the Compensation Committee . Mr. Taylor has served as a member of the Board of Directors since October 13, 2025. In connection with Mr. Taylor's appointment as Chair of the Compensation Committee, he received an increase in his annual retainer of $15,000 annually.

Adoption of Amended and Restated Executive Severance Plan

On January 27, 2026, the Board approved amendments to the Amended and Restated HF Foods Group Inc. Severance Plan (the “Amended Severance Plan”), effective January 27, 2026.

The Amended Severance Plan amends, among other items, the definition of "Key Executive" to "Key Employees", which expands the Amended Severance Plan's applicability to a “select group of management or highly compensated employees” (within the meaning of Sections 201(a), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended) of the Company who has been designated by the Committee (as defined in the Amended Severance Plan) as a Key Employee for purposes of this Amended Severance Plan. The Amended Severance Plan also extends the qualifying period for severance payments to certain executives and employees eligible to participate on a termination of employment without “cause” (as defined in the Amended Severance Plan) or by the individual for “good reason” (as defined in the Amended Severance Plan), with different severance payments depending on the title of the individual and whether or not the termination occurring during the period beginning six months before through 24 months after a “change in control” (as defined in the Amended Severance Plan).

The above description is a summary of the terms of the amendments to the Amended Severance Plan and is subject to and qualified in its entirety by the terms of the Amended Severance Plan and the Form Letter Agreement for the Severance Plan, as amended, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amended Letter Agreement, dated February 2, 2026, between HF Foods Group Inc. and Paul McGarry
10.2	Amended Severance Plan, effective January 27, 2026.
10.3	Form Key Employee Letter Agreement for the Amended Severance Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: February 2, 2026	/s/ Paul McGarry
Paul McGarry
Chief Financial Officer